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                               EXHIBIT A
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                       Agreement of Joint Filing
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The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1 of the Act the statement dated February 17, 1998, containing the information required by Schedule 13G, for the 6,340,234 Shares of the Common Stock of Advanced Fibre Communications, Inc. held by Tellabs, Inc.

Dated:  February 17, 1998
                          TELLABS, INC.
                          By:  s/Brian Jackman
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                          Title:  Executive Vice President and Director
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                          BRIAN JACKMAN
                          By:  s/Brian Jackman
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